Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC USA 20549

Re: Red Lake Explorations, Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K/A dated April 25, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.
We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 30, 2008